Exhibit 99.1

RESTORE 2 Summary Results May 13, 2008

Retigabine A first-in-class neuronal potassium channel opener A novel mechanism of action A promising approach to treatment of epilepsy and other CNS diseases

Retigabine Clinical Program Positive, published* results from Study 205, the retigabine Phase IIb trial in epilepsy Tested 600, 900, and 1200 mg doses Positive results from RESTORE 1 Tested 1200 mg dose Positive results from RESTORE 2 available now Tested 600 mg and 900 mg doses Anticipate submitting to the US and European regulatory agencies in 2008 *Porter et al., Neurology, 2007

RESTORE Trials: Overview Pair of Phase III studies with similar design Randomized, double-blind, placebo-controlled Adult epilepsy patients with refractory partial-onset seizures on a stable regimen of 1 - 3 background anti-epileptic drugs (AEDs) Primary endpoints and study design appropriate to meet US and European regulatory guidance Global program: 118 sites in 17 countries RESTORE 1 & 2, together with Study 205, will form the core studies for regulatory submissions

Primary Efficacy Endpoints FDA Submission Median reduction in total partial-seizure frequency per 28 days from baseline to the end of the double-blind period EMEA* Submission Proportion of responders (>50% reduction in seizure frequency per 28 days comparing maintenance period to baseline) *EMEA = European Medicines Evaluation Agency

RESTORE 2 - Study Design 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 Baseline Phase (8 weeks) Titration Phase (4 weeks) Maintenance Phase (12 weeks) 16-Week Double-Blind Phase Retigabine 900 mg/day Randomization Start Retigabine 300 mg/day (increase by 150 mg/day every week) Placebo Transition* (4 weeks) *Patients not entering the extension trial are tapered over 3 weeks. Open Label Extension Retigabine 600 mg/day Data on file. Valeant Pharmaceuticals International.

Patient Disposition *Safety / ITT = all subjects who took at least 1 dose of study medication Data on file. Valeant Pharmaceuticals International.

Summary Patient Characteristics CGI= Clinician's Global Impression ITT population Data on file. Valeant Pharmaceuticals International.

Primary Endpoint Results: FDA Endpoint Median reduction in 28-day total partial seizure frequency ** * ** * *p < 0.01 **p < 0.001 Median Reduction (%) ** ** ** * * * FDA endpoint ITT population Data on file. Valeant Pharmaceuticals International. 179 181 178 164 158 149 179 181 178

Primary Endpoint Results: CHMP† Endpoint for EMEA submission * ** ** * *p ^ 0.01 **p < 0.001 Responders (%) Responder Rate: ^50% decrease in 28-day total partial seizure frequency ** ** ** * * * CHMP endpoint †CHMP = European Union Committee for Human Medicinal Products ITT population Data on file. Valeant Pharmaceuticals International. 164 158 149 179 181 178 179 181 178

Most Common (^ 10%) Treatment-Emergent Adverse Events On Retigabine Data on file. Valeant Pharmaceuticals International. Safety Population

RESTORE PROGRAM RESULTS

RESTORE Program: FDA endpoint Median Reduction (%) Data on file. Valeant Pharmaceuticals International. Median reduction in 28-day total partial seizure frequency ITT population Double-blind phase *p ^ 0.01 **p < 0.001 ** ** * 151 179 181 178 150

RESTORE Program: EMEA endpoint Responders (%) Data on file. Valeant Pharmaceuticals International. Responder Rate: ^50% decrease in 28-day total partial seizure frequency ITT population Maintenance phase *p ^ 0.01 **p < 0.001 ** ** * 138 164 158 149 119

RESTORE Program: Per Protocol Population Results Responder Rate: ^50% decrease in 28-day total partial seizure frequency Responders (%) Per protocol = Completers without major protocol violation * * 122 149 130 117 89 *p < 0.001 * Data on file. Valeant Pharmaceuticals International.

Most Common (^ 10%) Treatment-Emergent Adverse Events On Retigabine

Safety experience Total subjects exposed: 1750+ Total epilepsy patients exposed: 1350+ 700+ patients for a minimum of 6 months 350+ patients for a minimum of 12 months Some subjects will have taken RTG for more than 6 years

RESTORE Program - Conclusions Met primary endpoints for FDA and CHMP Statistically superior to placebo (p<0.01) at all doses Clear dose response established Short titration to an effective dose Well-tolerated Adverse events generally dose-related Extensive safety experience Validates novel mechanism of action Important advance for patients with refractory partial onset epilepsy

Retigabine Program - Next Steps Submission to US and EU regulatory agencies in 2008 PHN (neuropathic pain) study ongoing Data anticipated in 2009 Modified release program on track Pediatric studies to start in 2009 Follow-on program, VRX698, expected to enter clinic by end of 2008

Retigabine: Commercial Implications Commercial opportunity on par with leading 2nd generation AEDs Partnering process well underway Launch preparations beginning in earnest Evaluating opportunities in epilepsy and other disease areas